UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

CEDAR SHOPPING CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer
Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 10, 2009, the Company entered into an amended and restated secured revolving credit facility for stabilized properties (the “Credit Facility”) in the amount of $265 million with Bank of America, N.A., continuing as lead arranger, together with three other lead arrangers and other participating banks. The Credit Facility amended and restated the Company’s existing credit facility that was due to expire January 30, 2010 and will continue to be available to fund acquisitions, certain development and redevelopment activities, capital expenditures, mortgage repayments, dividend distributions, working capital and other general corporate purposes.

The principal terms of the Credit Facility include (a) availability based on appraisals, with a 67.5% advance rate for stabilized properties and 50% for non-stabilized properties, (b) an interest rate based on LIBOR plus 350 basis points, with a 200 basis points LIBOR floor, (c) a leverage ratio limited to 67.5% of the appraised and inputed values of properties in the collateral pool, (d) an unused portion fee of 50 basis points, and (e) a maturity date of January 31, 2012, plus a one-year extension option at the Company’s option subject to continued compliance with loan covenants. The Credit Facility has an accordion feature permitting expansion to $400 million, subject to collateral and lending commitments. The Credit Facility continues the customary financial covenants contained in the prior facility, including limits on leverage and distributions and other financial statement ratios.

The Credit Facility is presently secured by a collateral pool of 35 properties. At closing, the Company borrowed approximately $194 million under the Credit Facility in repayment of amounts outstanding under the prior facility.

The foregoing summary is qualified in its entirety by reference to the Credit Facility that is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation Under an Off-Balance Sheet
Arrangement of a Registrant.

(a)	Creation of a Direct Financial Obligation:

The information set forth above in Item 1.01 regarding the Credit Facility is hereby incorporated into Item 2.03(a) by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended Liability Loan Agreement dated as of November 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2009

CEDAR SHOPPING CENTERS, INC.

By:	/s/ Leo S. Ullman
Leo S. Ullman
Chairman of the Board, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement dated as of November 10, 2009